Exhibit 99.1 Corporate Presentation (NASDAQ: DCTH) March 26, 2023

Forward-looking Statements The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to: actions by the FDA relating to the application; the ability of the Company to respond to FDA queries related to the application; the Company’s successful inspections by the FDA or foreign regulatory agencies; the timing and results of the Company’s clinical trials, our determination whether to continue a clinical trial program or to focus on other alternative indications, and the impact of the COVID-19 pandemic on the completion of our clinical trials; the impact of the presentations at major medical conferences and future clinical results consistent with the data presented; the Company’s ability to successfully commercialize the HEPZATO and the potential of the HEPZATO KIT/CHEMOSAT system as a treatment for patients with primary and metastatic disease in the liver; our ability to obtain reimbursement for commercialized product in various markets; the Company’s ability to successfully enter into strategic partnership and distribution arrangements and the timing and revenue, if any, of the same; uncertainties relating to the timing and results of research and development projects; and uncertainties regarding the Company’s ability to obtain financial and other resources for any research, development, clinical trials and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made. 1

Executive Summary Delcath aims to be the leader in targeted, safe and highly-effective minimally-invasive treatments for patients with cancers of the liver. UNMET NEED HEPATIC DELIVERY COMPANY & LARGE MARKET CLINICAL PROGRAM LIVER CANCER SYSTEM (HDS) OPPORTUNITY Incidence US/EU HDS + Melphalan enables FOCUS pivotal trial Near-term (mOM) • Metastatic Ocular • >200K primary and the Percutaneous Hepatic • >$600 TAM in US/EU metastatic liver tumors Perfusion (PHP) Procedure Melanoma (mOM) • Unsurpassed 1 year 1-14 • Primary endpoint met per year • Delivers high dose survival data chemotherapy to the • NDA resubmitted Current local/regional entire liver Longer Term (CRC, ICC, Real World Evidence treatments • Limits systemic exposure Pancreatic, etc.) • Cannot treat the whole • Minimally invasive, • >1k commercial • >>$1B TAM treatments in EU liver repeatable and well- • Investigator interest in • Targeted to visible and tolerated • Multiple single center more than 10 other accessible tumors publications tumor types • Limited in their ability to US: HEPZATO KIT retreat (Melphalan/HDS) EU: CHEMOSAT (HDS) PDUFA Date: 8/14/23 2

Liver-Dominant Cancers

High incidence with poor prognosis

Up to **80%**

Many patients with liver metastases are not amenable to surgical resection largely due to extensive tumor burden[15]

Liver: Common Site of Metastases

Limited Effective Systemic Treatments

- Systemic therapies - low efficacy
- Immuno-oncology agents - become less effective in the presence of metastases

Limited Overall Survival – Unresectable Liver Cancer

- Often the life-limiting organ



US Incidence of Liver Dominant Cancers*
(partial set shown)
DELCATH OPPORTUNITY+
50,000
40,000
30,000
20,000
10,000
0
mOM
ICC
mBC
mNET
mPC
mCRC
HCC

Delcath

*Metastatic Ocular Melanoma (mOM)[1,2], Cholangiocarcinoma (ICC)[3,4], Liver-dominant Breast Cancer (mBC)[7-10], Metastatic Neuroendocrine Tumors (mNET)[6,7] Metastatic Pancreatic Cancer (mPC)[7,13], Metastatic Colorectal Cancer (mCRC)[11,12], Hepatocellular carcinoma (HCC)[15]

3

Limitations of Current Liver-Directed Therapies 17 16 Trans Arterial Chemo Embolization (TACE) Y90 » Beads obstruct blood flow to tumor and elute chemo » Radioactive beads delivered into the tumor » 50-60k treatments per year in US (and growing) » 10-15k treatments per year in US (and growing) Effective, but tumors Diffuse disease: Many tumors are not recur & retreatment cannot be treated imageable – limited due to with a tumor-by- micro-metastases damaged vasculature tumor modality are common 4 Majority of Treatment

HEPZATO™ Kit: Enables Percutaneous Hepatic Perfusion (PHP) Repeatable, safe & effective liver-focused disease control ISOLATION Hepatic venous flow is isolated, Blood Return Catheter enabling 12x increased dose Chemo Chemo Isolation Filtration (Balloon) Catheter SATURATION Liver Melphalan (chemo) treats micro and macro lesions simultaneously Chemo Delivery Catheter Veno-veno Bypass Pump FILTRATION Proprietary filters remove greater 33 than 85% of chemo from the body 5

mOM: Beachhead Market Opportunity

High Unmet Need, Favorable Reimbursement Environment



Unmet Need

- >5,000 cases of primary ocular melanoma per year in the US/EU[12,34], ~50% metastasize to the liver[2,35]
- US TAM ~800 patients, Europe ~1,200 patients
- Median survival up to 12 months.[36]
- 55% of patients have no approved treatment option, most patients treated with multiple lines of therapy

Low Risk Opportunity

- FOCUS pivotal trial has met primary endpoints to support approval in mOM[37]
- Significantly improved safety profile over Gen 1 filter technology
- Real world safety and efficacy demonstrated in EU

High Barrier to Entry

- Orphan indication status allows for extended exclusivity
- HEPZATO is a combination drug device regulated by CDER – no ANDA pathway
- IP prevents simple 505(B)(2) follow-on

Favorable US Commercial Economics

- Favorable US reimbursement environment for ultra orphan outpatient MD administered drugs
- Kimmtrak (approved for ~45% of mOM population) priced at an average of $800K per patient and ended 1st year at >$150M run rate in the US
- 20 US treatment centers = ~80% patients

Delcath

6

History of HEPZATO Kit Development 2009 Randomized Phase III Study Completed 2013 FDA Issues a Complete Response Letter 2021 Enrollment for FOCUS Trial Completed Q3/Q4 2023 Commercial Launch HEPZATO Kit 2006 Randomized Phase III Study Begins 2012 Gen 2 Filter CHEMOSAT Granted CE Mark 2016 EU Commercialization Clinical Trial for Patients with Hepatic-Dominant 2023 Ocular Melanoma (FOCUS) PDUFA Date 8/14/23 7

* First Phase 3 RCT Results - Primary Efficacy Endpoint Met Response Rates Hepatic Progression Free Survival Overall Progression Free Survival (ITT population) (IRC Assessment) (INV Assessment) Proportion of patients surviving Proportion of patients surviving 1.0 3.8 1.0 PHP 5.4 mo PHP PHP BAC P- mo 0.8 Cohort Best alternative care 0.8 Best alternative care (N=44) (N=49) Value 0.6 0.6 hOR 36.4% 2.0% <0.001 5.4 1.6 P<.0001 P<.0001 7.0 0.4 1.6 0.4 ORR 27.3% 4.1% =0.003 0.2 0.2 0.0 0.0 0 5 10 15 20 25 30 35 40 45 50 55 0 5 1 1 2 2 3 0 5 0 5 0 Months Months Hazard Ratio (95% CI) = 0.42 Hazard Ratio (95% CI) = 0.39 Crossover design confounded overall survival analysis – most subjects in BAC arm [57.1%] crossed over to PHP arm *Mix of mOM and metastatic melanoma with >90% patients diagnosed with mOM - NDA 201848 Clinical Study Report dated 15 August 2012. 8 st Safety Issues from 1 Phase 3 and Resulting Improvements Safety Issues Primarily Due to Filter Improvement Hematological toxicities led to 3 patient deaths Gen 2 Filter introduced in 2013 Gen 1 Gen 2 28 33 % Improvement Adverse Event Adverse Event Hughes 2016 Karydis 2018 Gen 1 → 2 G3/4 G3/4 % n % n Anemia 62.9% 44 Anemia 29.4% 15 53% ¯ Neutropenia 85.7% 60 Neutropenia 31.3% 16 64% ¯ Thrombocytopenia 80.0% 56 Thrombocytopenia 31.3% 16 61% ¯ Inappropriate patient selection and • Protocol amendments were put in place for procedural issues led to 1 patient patient selection death and other AE’s • Training improved • ~90% liver involvement causing tumor lysis syndrome FDA required these issues be addressed prior to the start of the FOCUS trial 9

• Multinational, multicenter, single-arm trial • Efficacy Endpoints: FOCUS Trial » Primary: Objective Response Rate (ORR) compared to meta-analysis of IO therapy » Secondary: Duration of Response (DOR), Disease Control Rate (DCR), Overall nd Survival (OS), Progression Free Survival (PFS) 2 Registration Clinical Trial for Patients with • 102 subjects enrolled, 91 completed treatments at 23 centers in the US and EU mOM • HEPZATO Tx every 6-8 weeks up to a maximum of 6 cycles • Initially a RCT against Best Alternative Care (BAC) » Subsequently modified with FDA agreement to single-arm trial 10 » FDA will view the comparisons with the 32 patient BAC arm as supportive exploratory analyses 10

2020 –’23 Initial Approvals Using ORR in Single-Arm Oncology Trials

Product	Indication	N	ORR
Gavreto (pralsetinib)	Metastatic *RET* NSCLC	114	naïve = 70%, exp. = 57%
Monjuvi (tafasitamab-cxix)	Relapsed or refractory large B-cell lymphoma	71	39%
Tazverik (tazemetostat)	Lymphoma positive for EXH2 mutation	95	mutant = 69%, wild-type = 34%
Zepzelca (lurbinectedin)	Metastatic SMLC 2nd Line	105	35%
Tabrecta (capmatinib)	mNSCLC with mutation MET exon 14 skipping	97	naive = 68%’ exp. = 41%
Trodelvy (sacituzumab)	3rd Line Metastatic triple-negative BC	108	33.3%
Koselugo (selumetinib)	Neurofibromatosis Type 1	50	66%
Ayvakit (avapritinib)	mGIST with PDGFRA exon 18 mutation	43	84%
Pemazyre (pemigatinib)	Previously treated ICC with FGFR2 fusion	107	36%
Fyarro (sirolimus)	Malignant perivascular epithelioid cell tumor	31	39%
Tivdak (tisotumab vedotin-tftv)	2nd Line cervical cancer	101	24%
Exkivity (mobocertinib)	mNSCLC w/ EGF mutations	114	28%
Jemperli (dostarlimab-gxly)	MMRD recurrent or advanced solid tumors – 2nd line	209	41.6%
Welireg (belzutifan)	von Hippel-Lindau disease +RCC, blastomas, or NET	61	49%
Truseltiq (infigratinib)	2nd Line ICC with a FGF 2 fusion	108	23%
Lumakras (sotorasib)	KRAS G12C mutated mNSCLC	124	36%
Rybrevant (amivantamab-vmjw)	mNSCLC with EGFR exon 20 insertion mutations	81	40%
Jemperli (dostarlimab-gxly)	MMRD endometrial cancer, 2nd Line.	71	42.3%
Libtayo (cemiplimab-rwlc)	Metastatic BCC	112	meta. = 21%, adv. = 29%
Tepmetko (tepotinib)	mNSCLC w/ met exon 14	152	43%
Lunsumio (mosunetuzumab)	Relapsed or refractory follicular lymphoma	90	80%
Krasati (adagrasib)	KRAS G12C-mutated NSCLC	112	38.4%
Elahere (mirvetuximab soravtansine-gynx)	FRα positive, ovarian, fallopian tube, or primary peritoneal	106	31.7%
Jaypirca (pirtobrutinib)	Relapsed/refractory mantle cell lymphoma	120	50%

Delcath

Focus Trial Success Criteria - Informed By FDA Interactions Critical Single Arm Efficacy End Points* Overall Risk Benefit Assessment • “Clinically Meaningful” ORR** • Significantly improved safety relative to first pivotal trial » Trial powered to show an advantage over immuno- oncology (IO) agents • Positive trends in exploratory BAC comparisons » Lower bound at 95% Confidence Interval needed to (ORR, DOR, DCR, PFS and OS) exceed 8.3% Best Alternative Enrolled Treated • “Clinically Meaningful” DOR*** Care (BAC) Arm N=42 N=32 » >6 months Dacarbazine 1 0 7 1 Ipilimumab 8 6 Pembrolizumab 26 25 TACE * Per FDA and SAP ORR is the primary endpoint and per FDA primary analysis population will be treated patient population (SAP defined ITT as primary analysis population) ** FDA did not object to using a meta-analysis of checkpoint inhibitors “to provide support for a clinically meaningful ORR” (476 patients from 16 publications, 95% Confidence Interval for ORR of 3.6% - 8.3%) *** FDA specified that DOR would be the critical secondary endpoint and requested that patients be followed for at least 6 months to assess durability of response 12

FOCUS Trial Analysis: Prespecified Endpoint Met* ORR Advantage Coupled With Meaningful Duration of Response ORR and DCR in the Treated Population DOR in the Treated Population PHP (n=91) BAC (n=32) † Efficacy Endpoint PHP (n=91) BAC (n=32) p Value Median DOR, months 14 NC ORR, n (%) 33 (36.3) 4 (12.5) [95% CI] [8.31-17.74] [6.93-NC] 0.0133 [95% CI] [26.44, 47.01] [3.51, 28.99] 33 4 Patients with confirmed CR or PR (7 CR, 26 PR) (all PR) DCR, n (%) 67 (73.6) 12 (37.5) Patients with subsequent PD, n (%) 16 (48.5) 1 (25.0) 0.0005 [95% CI] [63.35, 82.31] [21.10, 56.31] Censored, n (%) 17 (51.5) 3 (75.0) † Fisher’s Exact Test 26.44% >> 8.3% prespecified threshold** 14 Month Duration of Response Exploratory comparison versus BAC supportive 7 Complete Responses * 02-Dec-2022 data cut, data continues to mature and patients will be followed at least through May, 2023 * * Meta-analysis of checkpoint inhibitors (476 patients,16 publications) calculated a 95% Confidence Interval for ORR of 3.6% - 8.3% 13

Progression Free Survival Kaplan Meier Curves in Treated Populations* Pre-Specified Exploratory Analyses* Secondary Endpoint PHP (n=91) BAC (n=32) p Value Median PFS, months 9.03 3.12 † 0.0003 [95% CI] [6.34, 11.56] [2.89, 5.65] PFS status, n (%) Events 67 (73.6) 25 (78.1) Censored 24 (26.4) 7 (21.9) Hazard Ratio Estimate 0.39 ‡ 0.0002 [95% CI] [0.23, 0.63] † Log-Rank test. ‡ Chi-Square test. Exploratory comparison versus BAC supportive * 02-Dec-2022 data cut, data continues to mature and patients will be followed at least through May, 2023

Overall Survival Kaplan Meier Curves in Treated Populations* Pre-Specified Exploratory Analyses* Secondary Endpoint PHP (n=91) BAC (n=32) p Value Median OS, months 20.53 14.49 † 0.1077 [95% CI] [16.79, 25.26] [11.10, 19.78] OS status, n (%) Events 67 (73.6) 25 (78.1) Censored 24 (26.4) 7 (21.9) Hazard Ratio Estimate 0.68 ‡ 0.1110 [95% CI] [0.42, 1.09] † Log-Rank test. ‡ Chi-Square test. Exploratory comparison versus BAC supportive ** 02-Dec-2022 data cut, data continues to mature and patients will be followed at least through May, 2023 15

Overall Survival Comparison by Best Overall Response Kaplan Meier Curves in Treated Populations* Post Hoc Exploratory Analyses* CR PR SD PD/ND ( (N=7) (N=26) N=34) (N=24) Status of OS, N (%) Events 1 (14.3) 17 (65.4) 29 (85.3) 20 (83.3) 6 (85.7) 9 (34.6) 5 (14.7) 4 (16.7) Censored † NC 28.16 19.25 11.99 Median OS (Months) 95% CI [26.71, NC] [23.46, 34.46] [15.90, 23.00] [8.18, 14.03] ‡ p-value <0.0001 CR=complete response, PR=partial response, SD=stable disease, PD=progressive disease, ND=not done, BOR=best overall response Note: NC = Not calculable, due to the number of events within the stratum (n=1) † Kaplan-Meier estimates. ‡ Log-Rank test. * 02-Dec-2022 data cut, data continues to mature and patients will be followed at least through May, 2023 Analysis Supports that ORR is Clinically Meaningful

Adverse Events Are Predictable and Manageable Related Serious Adverse Events Occurring in >5% of PHP Patients Category, n (%) FOCUS Trial (n=95) Thrombocytopenia* 14 (14.7%) † Neutropenia 10 (10.5%) Febrile neutropenia 7 (7.4%) ‡ Leukopenia 5 (5.3%) *Thrombocytopenia includes thrombocytopenia (8, 8.4%) and platelet count decreased (6, 6.3%) † Neutropenia includes neutropenia (8, 8.4%) and neutrophil count decreased (2, 2.1%) ‡ Leukopenia includes leukopenia (4, 4.2%) and white blood cell count decreased (1, 1.1%) 17

Hematological Toxicities - Comparison with Previous Trials* Grade 3 or higher Adverse Events, FOCUS Trial* Hughes 2016 Post-procedural (n=91) (n=70) 8 (8.8%) 44 (62.9%) Anemia Thrombocytopenia 27 (29.7%) 56 (80.0%) † Neutropenia 27 (29.7%) 60 (85.7%) Hematological AE’s consistent with European experience *Data cut on 02-Dec-2022 † In the FOCUS Trial, “febrile neutropenia” was included under the category of “neutropenia.” In Hughes 2016, “febrile neutropenia” was considered its own category; 12 patients (17.1%) experienced febrile neutropenia. 18

FOCUS Trial – Safety Comparison with Previous Trials* FOCUS Trial Pooled Analysis of Category (N=95) Prior Studies (N=121) Patients who Withdrew due to an AE or 17 (17.9%) 46 (38%) SAE Patients who Received a Reduced Dose 12 (12.6%) 27 (22.3%) due to an AE or SAE 4.1 2.8 Average Number of Cycles Improvement in tolerability led to a larger number of treatments * Data cut on 02-Dec-2022 19

FOCUS Trial Comparison to Other Published Studies* Median OS Median PFS Clinical Study Type Treatment (months) (months) N Study/Publication (95% CI) (95% CI) AL 91 20.53 9.03 FOCUS Single-Arm Hepzato (16.79 to 25.26) (6.34 to 11.56) 13 Khoja et al 2019 systemic and liver-directed 10.2 3.3 Meta-Analysis 912 (based on 29 therapies (9.5 to 11.0) (2.9 to 3.6) articles) 14 Rantala et al 2019 systemic and liver-directed 12.84 Meta-Analysis 2494 - (based on 78 therapies (12.00 to 13.56) articles) 12.7 3.0 11 TN Piulats et al 2021 Single-Arm ipilimumab plus nivolumab 52 (7.1 to 18.3) (2 to 4.1) ipilimumab + (pembrolizumab AL Heppt et al 2019 Single-Arm 64 16.1 3.0 or nivolumab) 21.7 3.3 TN tebentafusp 252 (18.6 to 28.6) (3 to 5) 9 Nathan et al 2021 Randomized 16 2.9 TN control 126 (9.7 to 18.4) (2.8 to 3) TN = Treatment Naïve, AL = Any Line *Studies from 2019 or later with >50 patients

Expanded Access Program (EAP)

Institution	City	Principal Investigator	Status
Moffitt Cancer Center	**Tampa, Florida**	**Dr. Jonathan Zager**	**Open and Enrolling**
Duke University	**Durham, North Carolina**	**Dr. Georgia Beasley**	**Open and Enrolling**
University of Tennessee	**Memphis, Tennessee**	**Dr. Evan Glazer**	**Open and Enrolling**
Thomas Jefferson University	**Philadelphia, Pennsylvania**	**Dr. Marlana Orloff**	**Contract and budget are under review with the site**
Stanford University	**Stanford, California**	**Dr. Sunil Reddy**	**Contract and budget are under review with the site**
Ohio State University	**Columbus, Ohio**	**Dr. Aslam Ejaz**	**Contract and budget are under review with the site**
Mayo Clinic Hospital	**Jacksonville, Florida**	**Dr. Roxana Dronca / Dr. Yiyi Yan**	**Contract and budget discussions initiated**
Emory University	Atlanta, Georgia	Dr. Mike Lowe	Interested to participate in EAP; need additional time to start activities
University of Miami	Miami, Florida	Dr. Jose Lutzky	Interested to participate in EAP; need additional research staff before participating

21

mOM Beachhead Market Strategy

BEACHHEAD MARKET | mOM | **LIVER DISEASE**



SIGNIFICANT REVENUE OPPORTUNITY:

- Oncologists* believe ~80% of mOM patients would be HEPZATO candidates - ~800 patients
- Considered a significant advancement
- Payer & hospital finance stakeholders suggest pricing expectations in the range of IO agents
- Tebentafusp is priced at an estimated ~$820 per patient** and generated $50M in global revenue in the 3rd full quarter post launch
- May be positioned as a first-line treatment due to limited efficacy of available therapies.

US TAM
>$450M
per year

*Source: Boston Health Associates primary research n=13 physicians, ** $400K consensus estimates from Immunocore's covering analysts assuming treatment until progression, $1M annualized cost assuming treatment through progression (25% longer duration than pivotal trial)

Delcath

22

Specialized, Targeted Sales Team Leveraging EAP and Longitudinal Data EAP (FDA Approved) – Up to 8 Sites • Provide immediate access to patients • First Commercial Sites • Train new medical teams to use Hepzato after launch Regional Based Sales Team • Experienced, Oncology focused • Upon launch, placed in key geographies • Supplement with Clinical Support Specialist Leverage Longitudinal Data • Partnered with data provider to access patient level longitudinal data with 3-week refresh Planned EAP sites • Accurately map and quantify surveillance, referral and treatment patterns at the patient and MD level Potential Hepzato Treatment Sites 23

Reimbursement HEPZATO will be billed as a drug with a J-Code • Medicare Patients • Initially a C-Code • Majority of patients will be outpatient (2 midnight rule) with the drug directly covered by Medicare • Private Payer Patients • Private Payers for rare disease generally follow Medicare guidelines and we expect these patients to be treated as outpatients • Prior-Authorization of patients might be needed, we are planning to contract out a hub service • Centers of Excellence (PPS exempt and NCI designated Cancer Centers) have the leverage to negotiate favorable rates and reimbursement terms (our target sites are all either PPS exempt or NCI Cancer Centers) 24

PHP Is ALREADY Part of Current NCCN Guidelines for mOM Regional Isolation Perfusion Methods include isolated hepatic infusion (IHP), percutaneous hepatic perfusion (PHP), HAI, and embolization techniques. PHP is a simpler, less invasive alternative to IHP that can be repeated. It uses a double-balloon catheter inserted into the inferior vena cava to isolate hepatic venous blood that is then filtered extracorporeally. 25

Components of Hospital Reimbursement Assuming Outpatient Pass Through Status with C Code CPT Code mapping underway – while Drug Healthcare Facility “Physician” payment important, it will not Fee have a meaningful • ASP+6% (CMS) • Actually goes to hospital impact on drug but still matters to MD • Highly variable based • Likely similar for pricing decision on coding – we do not commercial payers • Highly variable based “map” to any existing on coding – we do not code “map” to any existing code • Using existing codes is advised and should • Using existing codes is provide the hospital advised and should adequate payment provide the hospital adequate payment 26

Hepzato vs. Kimmtrak Cost of Treatment Comparisons At First Assessment (first time to discontinue treatment because of progression) Drug Dose Cost Treatments # Total cost Kimmtrak $20,261 24 $486,264 Hepzato t.b.d. 2 t.b.d. Mean Hepzato treatment vs. mean treatment duration of Kimmtrak Drug Dose Cost Mean Treatments # Total cost Kimmtrak $20,261 41 $830,701 Hepzato t.b.d. 4.1 t.b.d. 27

Rapid Uptake for FDA Approved Treatment in mOM


Kimmtrak US Quarterly Sales
(USD)
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
Q1 2022
Q2 2022
Q3 2022
Q4 2022
US Quarterly Sales USD


% of TAM to Achieve Similar Revenue Growth
60
40
20
0
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Kimmtrack
Hepzato

- Demonstrated demand for FDA approved treatments for mOM
  - Kimmtrak - $38 million in Q4 2022 US sales ($152M annualized revenue)
  - Only 45% of mOM patients are eligible for treatment with Kimmtrak (unique MOA)
  - Kimmtrak has an estimated 40% share of eligible patients in less than 12 months
- Hepzato Kit submitted for FDA approval 14 February 2023
  - 100% of mOM patients are eligible for treatment with Hepzato
  - Hepzato will require <20% of eligible patients to achieve similar 4 quarter growth*
- Hepzato Kit is well positioned to generate rapid uptake
  - Hepzato is more of a complement than a competitor to Kimmtrak for patients eligible for Kimmtrak
  - Hepzato can treat all mOM patients and will be the **only** FDA approved drug for 55% of patients
  - Hepzato EAP patients have included: 1st line stand alone treatment, 1st line treatment for those intending to receive Kimmtrak, as 2nd line treatment, and as a 3rd line palliative treatment
  - NCCN Guidelines currently state "regional isolation perfusion of the liver" as a recommended treatment
  - "If disease is confined to the liver, regional therapies…should be considered. Since tebentafusp-tebn response rates are low, symptomatic patients may be better palliated by liver-directed treatment first…." *NCCN Guidelines Melanoma Uveal V2.2022*

** Assuming $150K per treatment and 4 treatments per patient.*

Delcath

28

IO Combination Proof of Principal – Ongoing CHOPIN Trial • N=7 in Phase 1b portion of the trial (mOM patients) • 1CR, 6 PR and 1 PD (85.7% ORR, 100% DCR) – meta-analysis of prior IO trials has shown ORR<<10% • As of 11/15/22 the median follow-up was 29.1 months (range 8.9 – 30.2), the median PFS was 29.1 months (95% CI 11.9 – 46.3) and the median duration of response was 27.1 months (range 7.4 – 28.5) • All patients are still alive 29 • 3 of 4 patients who subsequently experienced PD continued with treatment in the form of repeated Melphalan Chemosat treatments • The safe treatment dose was established at IPI 1mg/kg and NIVO 3mg/kg. • Both cohorts were tolerated with no dose-limiting toxicities or deaths • Ongoing randomized Phase 2 (control is Chemosat) has recruited 50% of N=76 patients and will provide an interim analysis at N=40 patients Published 09 January 2023 in Cardiovascular and Interventional Radiology: https://doi.org/10.1007/s00270-022-03338-1 29

The Local Hepatic Myeloablative Effect May Improve IO Efficacy 30

EU – Broad Reimbursement Pending Focus Trial Data; Demonstrated Interest Across Multiple Indications

- CE Marked - available in ~23 centers in 4 countries
- Delcath resumed direct sales on 3/1/22

- NICE (UK) upgraded status from "Research" to "Special Status"
- German reimbursement based on annual hospital special request ("ZE" process)

- Strong interest to fuel additional indications driven by HCP's

- 1,343 commercial Chemosat kits shipped to the EU
- Queensbury facility has been inspected 21 times by the Notified Bodies LRQA and BSI, Health Authorities FDA and ANVISA

CHEMOSAT Used In 13 Tumor Types

~70%: Metastatic Ocular Melanoma (mOM)

Other Types Treated:

- Intrahepatic Cholangiocarcinoma (ICC)
- Hepatocellular Carcinoma (HCC)
- Metastatic Colorectal Cancer (mCRC)
- Metastatic Breast (mBreast)
- Pancreatic
- Metastatic Neuroendocrine Tumors (mNET)
- Metastatic Cutaneous Melanoma (mCM)

Delcath

31

IHP Results in mOM Provided Rationale for PHP in mOM and Provides Rationale for CRC and Other Tumor Types 18-22 IHP/mOM ORR 23-29 IHP/CRC ORR 80% 80% 70% 68% 70% 61% 60% 62% 62% 59% 60% 60% 50% 50% 47% 50% 41% 40% 40% 29% 30% 20% 20% 10% 0% 0% n=105 n=71 n=29 n=99 n=120 n=24 n=30* n=34 n=17 n=27 n=22 n=25* Category 1 Category 1 IHP Studies in other disease states • Primary HCC and ICC utilizing IHP (melphalan +/- TNF alpha). ORR = 67% (N=13) with a median 30 actuarial survival of 16.3 months. • Unresectable GEP-NET utilizing IHP (melphalan +/- TNF alpha). ORR = 50% (N=13) with a median 31 actuarial survival of 48 months. *Hepatic arterial infusion used adjunctively. 32 ORR % ORR %

Clinical Rationale for Broad Development Effort “Broad-spectrum” alkylating • Promising ORR and DCR signals seen across agent given at 12X normal multiple tumor types in Europe and in earlier systemic doses studies with IHP • When the liver is the life limiting organ, systemic chemotherapy can be paused and HEPZATO Liver mets are often life added to prolong survival limiting and reduce I/O efficacy • Early data supports that combination with I/O agents is safe and effective • For patients at high risk of liver mets based on PHP treats the entire liver and tumor characteristics or ctDNA, adjuvant is not dependent on tumor therapy is logical location 33

Market Expansion: Significant Investigator Interest Possible Areas for Further Hepzato Development* Combination Therapy – IO Agents Limited, but 50,000 High Unmet Need IHP Efficacy Well 28 Documented 40,000 Limited, but US TAM High Unmet Need 30,000 ~10 EU 27 >$1B Cases 20,000 Phase 2 Data Per Year Extensive EU 26 Experience 10,000 FOCUS Trial 0 mOM ICC mBC mNET mPC mCRC HCC Liver Dominant Cancers 1,2 3,4 7-10 *Metastatic Ocular Melanoma (mOM) , Cholangiocarcinoma (ICC) , Liver-dominant Breast Cancer (mBC) , Metastatic Neuroendocrine 34 6,7 7,13 11,12 15 Tumors (mNET) Metastatic Pancreatic Cancer (mPC) , Metastatic Colorectal Cancer (mCRC) , Hepatocellular carcinoma (HCC) U.S. Incidence

Multi-Disciplinary, Experienced Leadership Team

GERARD MICHEL
Chief Executive Officer



- 30+ yrs. pharma/medtech experience
- C-suite roles at Vericel Corp, Biodel, & NPS
- M.S. Microbiology, B.S. Biology & Geology from the Univ. of Rochester School of Medicine
- M.B.A. Simon School of Business & Leadership

JOHN PURPURA
Chief Operating Officer



- Past VP and Exec Director roles of Reg. Affairs for Bracco Diagnostics
- Held senior roles Sanofi-Aventis, Bolar Pharma, Luitpold Pharma & Eon Labs
- M.S. Mgmnt. & Policy and B.S. Chemistry and Biology at the State University of NY at Stony Brook

JOHNNY JOHN, MD
SVP Clinical Development & Medical Affairs



- 15+ yrs. experience in oncology drug development and clinical trials
- 11 years of personal clinical practice
- Received M.D. from Mangalore University, India; post-grad training at the University of IL

KEVIN MUIR
VP, Commercial Operations



- 20+ yrs. of medtech/bioTx sales & marketing experience.
- Held senior leadership roles at BTG, ClearFlow, Aragon Surgical, Kensey Nash Corporation, and Kyphon.
- Field Artillery officer in the U.S. Army
- B.S. in Management Systems Engineering at the U.S. Military Academy at West Point

BOARD OF DIRECTORS	
John R. Sylvester	Chairman
Dr. Roger G. Stoll, Ph.D.	Director
Elizabeth Czerepak	Director
Steven Salamon	Director
Dr. Gil Aharon, Ph.D.	Director
Gerard Michel	CEO

Delcath

35

Capital Structure and Share Information Material One Time Q1 Events 12/31/22 1, 2 Incremental (+/-) Changes 3 1 12.72 +7.58 Shares Outstanding 1 +$23.5M Cash and Cash $11.8M 2 Equivalents -$4M 4 1 3.61M +11.94M Warrants Outstanding 2.34M NA Stock Options Granted $25.0M NA 2022 Cash Burn 5 1 $16.9M -$4M Debt 6 $2.59 - $7.95 NA 52 week Low – High 30d Average Daily 7 22,960 NA Volume 1 Includes a $4M prepayment of debt 2 Includes $25M PIPE financing for 7.58 Series F Pfd shares, 7.78M Tranche A warrants for an aggregate exercise price $34.9 million exercisable until the earlier of 3/31/2026 or 21 days receipt of FDA approval for HEPZATO; and 4.17M Tranche B warrants for an aggregate exercise price $24.9 million exercisable until the earlier of 3/31/2026 or 21 days following recording at least $10 million in quarterly U.S. revenue. 3 As of December 31, 2022; includes 10.0M of Common plus 1.1M, Preferred E & E-1 & 1.5M Pre-funded Warrants as converted 4 $10 exercise price 5 Includes $5.0M of notes convertible at $11.98 per common share equivalent 6 Used NASDAQ price information starting on January 1, 2022- December 31, 2022 7 30-day average calculated between November 17, 2022 - December 30, 2022 36

Delcath: Investment Summary 3Q approval in mOM likely due to strong pivotal data and real-world experience Kimmtrak proving out significant commercial opportunity ($200M run rate) with 45% of the HEPZATO TAM Rapid uptake likely due to favorable reimbursement environment, NCCN guidelines including PHP and equivalent OS as Kimmtrack in more advance patient population Management team experienced in commercializing high value, specialty products Multiple 2023 catalysts (AdCom, Approval, CHOPIN data) High value follow-on indications and strategic interest creates significant upside 37

THANK YOU 38 38

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References 27. Vahrmeijer AL, van Dierendonck JH, Keizer HJ, et al. Increased local cytostatic drug exposure by isolated hepatic perfusion: a phase I clinical and pharmacologic evaluation of treatment with high dose melphalan in patients with colorectal cancer confined to the liver. Br J Cancer. 2000;82:1539–46. 28. Alexander HR Jr, Libutti SK, Pingpank JF, Bartlett DL, Helsabeck C, Beresneva T. Isolated hepatic perfusion for the treatment of patients with colorectal cancer liver metastases after irinotecan-based therapy. Ann Surg Oncol. 2005;12:138–44. 29. Van Iersel LB, Verlaan MR, Vahrmeijer AL, et al. Hepatic artery infusion of high-dose melphalan at reduced flow during isolated hepatic perfusion for the treatment of colorectal metastases confined to the liver: a clinical and pharmacologic evaluation. Eur J Surg Oncol. 2007;33:874–81. 30. Hughes S., et al. Ann Surg Oncol. 2016 Apr;23(4):1309-19. doi: 10.1245/s10434-015-4968-3.8-3. 31. Sacco J, et al. Annals of Oncology (Dec 2020) 31 (suppl_7): S1441-S1451. 10.1016/annonc/annonc392 32. Bethlehem M., et al. Meta-analysis of Isolated Hepatic Perfusion and Percutaneous Hepatic Perfusion as a Treatment for Uveal Melanoma Liver Metastases. Cancers 2021, 13(18), 4726; 33. de Leede E., et al. Cardiovascular Intervent Radiol. 2017 Aug;40(8):1196-1205. 34. Xu L, T, Funchain P, F, Bena J, F, Li M, Tarhini A, Berber E, Singh A, D: Uveal Melanoma Metastatic to the Liver: Treatment Trends and Outcomes. Ocul Oncol Pathol 2019;5:323-332. doi: 10.1159/000495113. 35. Lane AM, Kim IK, Gragoudas ES. Survival Rates in Patients After Treatment for Metastasis From Uveal Melanoma. JAMA Ophthalmol. 2018 Sep 1;136(9):981- 986. 36. Karydis I, Gangi A, Wheater MJ, et al. Percutaneous hepatic perfusion with Melphalan in uveal melanoma: A safe and effective treatment modality in an orphan disease. J Surg Oncol. 2018;117(6):1170-1178. doi:10.1002/jso.24956 37. FOCUS trial data 12/14/22. 38. Meta-analysis: Data on file 41